                                                                       Exhibit 9

[Logo Here] Lincoln
            Financial Group(R)

Writer's Direct Dial: 260/455-3917
Telefax Number:       260/455-5135

December 10, 2004                                                 Law Department
                                         Lincoln National Life Insurance Company
VIA EDGAR                                                  1300 South Clinton St
                                                                   P.O. Box 1110
                                                       Fort Wayne, IN 46802-1110
                                                                fax 260 455-5135

The Lincoln National Life Insurance Company
1300 South Clinton Street
P.O. Box 1110
Fort Wayne, IN 46801

Re: Lincoln Life Variable Annuity Account N
    Lincoln ChoicePlus Momentum Income Option
    (File Nos. 811-08517; 333-119165)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life Variable Annuity Account N (the "Account"), a segregated account of The Lincoln National Life Insurance Company ("Lincoln Life"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Registration Statement on Form N-4.

Sincerely,


/s/ Mary Jo Ardington
------------------------
Mary Jo Ardington
Senior Counsel

www.LFG.com

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.